We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 2000, except for Note 9 as to which the date is April 2, 2000, with respect to the financial statement of Net2Wireless Corporation as of December 31, 1999, included in the Proxy Statement of Sensar Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of Sensar Corporation for the registration of 19,259,060 shares of its common stock.


Tel-Aviv,  Israel
August  4,  2000

     /s/  Kost,  Forer  &  Gabbay

     KOST,  FORER  &  GABBAY
     A  member  of  Ernst  &  Young  International
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